Exhibit 99.3

SAFENET, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

(Amounts in thousands, except per share amounts)

     The Unaudited Combined Condensed Pro Forma Statement of Operations combine the historical consolidated statements of operations of SafeNet and Rainbow Technologies as if the merger had occurred on January 1, 2003. The Unaudited Combined Condensed Pro Forma Statements of Operations for the year ended December 31, 2003 also include the effect of SafeNet’s previous acquisition of Cylink Corporation, which occurred on February 5, 2003. The Unaudited Combined Condensed Pro Forma Balance Sheet combines the historical consolidated balance sheet of SafeNet and the historical consolidated balance sheet of Rainbow Technologies, giving effect to the merger as if it had occurred on December 31, 2003. SafeNet has adjusted the historical consolidated financial information to account for pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

     On March 15, 2004, Ravens Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), completed its merger with and into Rainbow Technologies, Inc., a Delaware corporation (“Rainbow”), in accordance with the Agreement and Plan of Reorganization dated October 22, 2003 (the “Merger Agreement”) by and among SafeNet, Inc., a Delaware corporation (“SafeNet”), Ravens Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet (“Acquisition Corp”), and Rainbow. The issuance of shares and the Merger Agreement were approved by the shareholders of SafeNet and Rainbow, respectively, at meetings held on March 15, 2004. Pursuant to the Merger Agreement, Acquisition Corp. was merged with and into Rainbow and Rainbow became a wholly-owned subsidiary of SafeNet.

     Pursuant to the Merger Agreement, former holders of the outstanding shares of common stock of Rainbow received 0.374 of a share of common stock of SafeNet in exchange for each share of Rainbow common stock. The amount and type of consideration was determined on the basis of arm’s length negotiations between SafeNet and Rainbow.

     The following Unaudited Combined Condensed Pro Forma financial information gives effect to SafeNet acquisition of Rainbow as if the transaction had occurred on December 31, 2003 for purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet, and as of January 1, 2003 for purposes of the Unaudited Pro Forma Combined Condensed Statement of Operations. The Unaudited Combined Condensed Pro Forma statements also include the effect of SafeNet’s previous acquisition of Cylink Corporation, which occurred on February 5, 2003. The acquisition of Rainbow will be recorded using the purchase method of accounting. The following unaudited pro forma financial statements are based on the historical statements of SafeNet and Rainbow during the periods presented, adjusted to give effect to the acquisition. The total purchase price of Rainbow has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based on valuation procedures performed to date. This allocation is subject to change pending a final analysis of the total purchase price paid, including direct costs of the acquisition, and the estimated fair value of the assets acquired and liabilities assumed. However, the Company does not believe the impact of these changes will be material.

     The pro forma adjustments are described in the accompanying notes and are based upon available information and various assumptions that management believes are reasonable. These adjustments give effect to events directly attributable to the transaction and do not reflect any restructuring or integration costs, or any potential cost savings or other synergies that management expects to realize as a result of the transaction. The accompanying unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and the related notes thereto of SafeNet, included in its Annual Report on Form 10-K, and the historical financial statements and the related notes thereto of Rainbow, included elsewhere in this Current Report on Form 8-K/A.

     The unaudited pro forma combined financial information is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated on the dates indicated, nor is it necessarily indicative of the future financial position and the results of operations of SafeNet.

SAFENET, INC.
AND SUBSIDIARIES
UNAUDITED COMBINED CONDENSED PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2003
(dollars in thousands)

	Historical	Historical	Pro Forma		Combined
	SafeNet	Rainbow	Adjustments	Notes	Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$21,651	$63,455	$—		$85,106
Restricted cash	2,800	—	—		2,800
Short-term investments	92,280	311	—		92,591
Accounts receivable, net	13,191	16,790	(336)	h	29,645
Income taxes receivable	—	651	—		651
Inventories, net	3,123	12,031	(602)	h	14,552
Prepaid expenses and other current assets	1,414	4,744	(1,110)	h	5,048

Total current assets	134,459	97,982	(2,048)		230,393
Property and equipment, net	3,809	14,193	(1,589)	h	16,413
Goodwill	42,407	10,746	257,657	a,b,d,e,g,h	310,810
Other intangibles, net	25,581	12,498	118,299	a	156,378
Other assets	1,900	518	—		2,418

	$208,156	$135,937	$372,319		$716,412

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,799	$7,979	$—		$11,778
Accrued salaries and commissions	3,770	7,702	—		11,472
Advance payments and deferred revenue	4,791	1,622	—		6,413
Warranty reserve	259	1,684	—		1,943
Other accrued expenses	2,509	—	11,436	c,d,e	13,945
Due to former owners of acquired company	2,800	—	—		2,800
Income taxes payable	2,294	4,648	—		6,942
Deferred income taxes	2,607	—	12,426	g	15,033
Other current liabilities	—	11,581	—		11,581

Total current liabilities	22,829	35,216	23,862		81,907

Long term liabilities:
Long-term accrued restructuring costs	—	75	—		75
Other liabilities	—	5,874	—		5,874
Unfavorable lease liability	4,149	—	—		4,149
Deferred income taxes	2,181	—	37,277	g	39,458

Total long-term liabilities	6,330	5,949	37,277		49,556

Stockholders’ equity:
Common stock	133	27	76	a,b	236
Additional paid-in capital	199,783	59,476	359,532	a,b,c,f	618,791
Unearned compensation	—	—	(13,159)	f	(13,159)
Retained (deficit) earnings	(26,313)	30,037	(30,037)	b	(26,313)
Accumulated other comprehensive income	5,394	5,232	(5,232)	b	5,394

Net stockholders’ equity	178,997	94,772	311,180		584,952

	$208,156	$135,937	$372,319		$716,412

See accompanying notes to unaudited pro forma combined condensed financial statements.

SAFENET, INC. AND SUBSIDIARIES
UNAUDITED COMBINED CONDENSED
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share amounts)

						Historical
	Historical	Historical	Pro Forma		Pro Forma	Rainbow	Pro Forma		Combined
	SafeNet	Cylink	Adjustments	Notes	SafeNet	Technologies	Adjustments	Notes	Pro Forma
Revenues	$66,194	$2,204	$—		$68,398	$142,103	$—		$210,501
Cost of revenues	16,837	1,943	382	1,2	19,162	80,683	9,297	4,5	109,142

Gross Profit	49,357	261	(382)		49,236	61,420	(9,297)		101,359

Research and development expenses	14,664	929	—		15,593	8,779	(152)	4	24,220
Sales and marketing expenses	14,929	932	—		15,861	18,005	(34)	4	33,832
General and administrative expenses	6,716	2,071	—		8,787	21,250	(1,930)	4	28,107
Amortization of acquired intangible assets	4,710	15	308	1,2	5,033	—	3,064	5	8,097
Write-off of acquired in-process research and development costs	9,681	—	—		9,681	—	—		9,681
Cost of integration of acquired companies	3,934	—	—		3,934	—	—		3,934
Non-cash compensation expense	—	—	—		—	—	7,490	6	7,490
Litigation settlement	—	—	—		—	3,632	—		3,632

Total operating expenses	54,634	3,947	308		58,889	51,666	8,438		118,993

Operating (loss) income	(5,277)	(3,686)	(690)		(9,653)	9,754	(17,735)		(17,634)
Interest and other income, net	807	(36)	—		771	(2,085)	—		(1,314)

(Loss) income from continuing operations before income taxes	(4,470)	(3,722)	(690)		(8,882)	7,669	(17,735)		(18,948)
Income tax benefit (expense)	(1,618)	—	262	3	(1,356)	(1,064)	5,378	7	2,958

(Loss) income from continuing operations	(6,088)	(3,722)	(428)		(10,238)	6,605	(12,357)		(15,990)
Loss from discontinued operations, net of applicable taxes	—	—	—		—	(261)	—		(261)

Net (loss) income	$(6,088)	$(3,722)	$(428)		$(10,238)	$6,344	$(12,357)		$(16,251)

Basic (loss) income per share:
Continuing operations	(0.54)	(0.11)			(0.93)	0.25			(0.74)
Discontinued operations	—	—			—	(0.01)			(0.01)

Net (loss) income	(0.54)	(0.11)			(0.93)	0.24			(0.75)

Diluted (loss) income per share:
Continuing operations	(0.54)	(0.11)			(0.93)	0.24			(0.74)
Discontinued operations	—	—			—	(0.01)			(0.01)

Net (loss) income	(0.54)	(0.11)			(0.93)	0.23			(0.75)

Shares used in computation:
Basic	11,350	33,209			10,921	26,734			21,334
Diluted	11,350	33,209			10,921	27,724			21,334

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS
(Amounts in thousands, except per share amounts)

Note 1 The Merger with Rainbow Technologies, Inc.

     In accordance with the merger agreement SafeNet has issued to the Rainbow Technologies stockholders 0.374 of a share of SafeNet common stock for each share of Rainbow Technologies common stock outstanding at the merger close date. SafeNet did not issue fractional shares in the merger. As a result, the 10,306 shares of SafeNet common stock that the Rainbow Technologies stockholders received in the merger was rounded down to the nearest whole number, and each Rainbow Technologies stockholder received a cash payment for the remaining fraction of a share of SafeNet common stock that he or she would have otherwise received, If any, based on the market value of SafeNet common stock at the close of business on March 14, 2004.

     SafeNet has also assumed all outstanding vested and unvested stock options held by Rainbow Technologies employees. The merger is being treated as a purchase by SafeNet under accounting principles generally accepted in the United States. SafeNet is considered the acquiring entity for accounting purposes based on the following considerations: (1) the shareholders of SafeNet hold approximately 57% of the outstanding securities of the combined entity; (2) the board of directors of the combined company consists of eight members, including six current members of SafeNet’s board of directors and two former members of Rainbow Technologies’ board of directors; (3) the management and administration of the combined company is being conducted primarily by current personnel of SafeNet; and (4) the terms of the exchange of equity securities provided for SafeNet to pay a premium over the market value of the equity securities of Rainbow Technologies.

     Under the purchase method, the purchase price for accounting purposes is calculated using the fair market value of the SafeNet common stock issued to Rainbow Technologies stockholders, plus the value of Rainbow Technologies’ stock options assumed by SafeNet and acquisition related costs.

     The aggregate purchase price was $412,553, consisting primarily of 10,306 shares of common stock valued at approximately $375,052, 1,944 options to purchase common stock with an aggregate value of the vested portion of $31,440, and estimated direct costs of the acquisition of $6,061. The fair value of the common stock issued was determined based on the average market price of the Company’s common stock over the period including three days before and after the terms of the acquisition were agreed to and announced.

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at December 31, 2003.

Cash and cash equivalents	$63,455
Short-term investments	311
Accounts receivable, net	16,454
Income taxes receivable	651
Inventories, net	11,429
Prepaid expenses and other current assets	4,521
Property and equipment	12,604
Goodwill	268,403
Intangible assets subject to amortization (8 year weighted average life)	117,277
Intangible assets not subject to amortization	13,520
Other assets	518

Total assets acquired	509,143

Accounts payable	7,979
Accrued salaries and commissions	7,702
Advance payments and deferred revenue	1,622
Warranty reserve	1,684
Other accrued expenses	5,722
Income taxes payable	4,648
Deferred income taxes	49,703
Other current liabilities	11,581
Other long term liabilities	5,949

Total liabilities assumed	96,590

Net assets acquired	$412,553

     The stock options issued in conjunction with the merger with Rainbow Technologies were valued using the Black-Scholes Option Pricing model, a generally accepted option valuation methodology, with the following assumptions:

Stock price on date of assumption	$36.40
Expected price volatility	0.97 - 1.09
Risk free rate	2.10% - 4.06%
Weighted-average exercise price	$19.80
Expected dividend yield	0%
Expected life	3.0 - 9.5 years

     The stock price on the date of grant was calculated using the average closing price of SafeNet’s stock for the three days before through the three days after the signing of the merger agreement. The Black-Scholes option-pricing model with the above assumptions calculated a weighted-average value of $16.17 per share. This value was assigned to the 1,944 stock options expected to be assumed by SafeNet (adjusted for the exchange ratio) to determine an aggregate fair value of approximately $31,440. This amount has been reduced by the intrinsic value of the unvested options and has been allocated to unearned compensation cost and will be amortized over the remaining vesting period.

     The amount of the compensation cost to be recognized as unearned compensation cost of $13,159 is based on the portion of the intrinsic value of the unvested options related to the Rainbow Technologies employees’ future service. The $13,159 of unearned compensation cost recorded was calculated as the aggregate intrinsic value of the assumed options multiplied by the ratio of the remaining service period to the total service period. The intrinsic value of the awards are equal to the excess of the fair value of the underlying SafeNet common stock of $36.61 per share over the exercise price of the award, adjusted for the exchange ratio. The $13,159 of unearned compensation cost has been deducted from the fair value of the awards in determining the $31,440 accounted for in the purchase price.

Note 2 The Merger with Cylink Corporation

     On February 5, 2003, SafeNet acquired 100% of the outstanding common shares of Cylink in accordance with an Agreement and Plan of Reorganization dated October 30, 2002. The purchase price the Company paid to the stockholders of Cylink in connection with the acquisition totaled $35,166 and consisted of the following:

Number of shares of Cylink common stock outstanding as of February 5, 2003	33,675
Exchange Ratio	0.05

Number of shares of SafeNet common stock issued	1,684
Multiplied by SafeNet’s average stock price for the three days before through three days after the signing of the merger agreement	$18.56

Fair value of SafeNet’s common stock issued	$31,256
Fair value of Cylink’s stock options assumed by SafeNet	1,691
Acquisition related costs incurred by SafeNet	2,219

Purchase price	$35,166

     For more information on the merger with Cylink, refer to SafeNet’s Current Report on Form 8-K/ A dated February 5, 2003 and filed with the Securities and Exchange Commission on April 21, 2003, which is incorporated by reference into this joint proxy statement/ prospectus.

Note 3 Adjustments to Unaudited Combined Condensed Pro Forma Financial Statements

     The adjustments to the unaudited combined condensed pro forma balance sheet as of December 31, 2003 and the combined condensed pro forma statement of operations for the year ended December 31, 2003, in connection with the Rainbow Technologies and Cylink mergers are presented below.

Adjustments to Unaudited Combined Condensed Pro Forma Balance Sheet are as follows:

     (a) The fair values of Rainbow Technologies’ net assets have been estimated for the purpose of allocating the purchase price and determining the pro forma effect of the acquisition on the unaudited combined condensed pro forma financial statements. The estimated purchase price of $412,553 has been assigned to the tangible and intangible assets acquired and liabilities assumed as follows:

Current and other tangible assets at December 31, 2003	$109,943
Goodwill	268,403
Other intangible asset (8 year weighted average life)	130,797

$509,143
Less: liabilities assumed and acrued by SafeNet as of December 31, 2003	(96,590)

$412,553

     Other intangible assets consist of patents, developed technology, customer contracts, customer relationships, and trademarks which were valued per an independent valuation. The intangible assets will be amortized over their respective useful lives ranging from 5-10 years.

     (b) This adjustment is to eliminate the common stock ($27), additional paid in capital ($59,476), retained earnings ($30,037), and accumulated other comprehensive income ($5,232) of Rainbow Technologies.

     (c) This adjustment represents the estimated costs to register the securities to be issued to Rainbow Technologies’ stockholders totaling $540.

     (d) This adjustment is an estimate of the acquisition costs to complete the merger. This adjustment includes SafeNet’s estimated costs totaling $6,061, of which $887 has been paid as of December 31, 2003.

     (e) This adjustment is an estimate of the liabilities to be accrued in connection with the purchase business combination, consisting primarily of severance and employee relocation costs and totaling $5,722.

     (f) This adjustment is an estimate of the intrinsic value of the unvested options assumed in the acquisition that have been allocated to unearned compensation cost and will be amortized over the remaining vesting period.

     (g) This adjustment is to record the estimated deferred income taxes in connection with the preliminary allocation of the purchase price. Deferred income taxes totaling $49,703 relate to the intangible assets, other than goodwill, that have been recorded but for which the related amortization will not be deductible for income tax purposes, using a combined effective federal and state statutory income tax rate of approximately 38%.

     (h)  Adjustment to record the fair value of certain assets acquired from Rainbow, consisting of a reduction in the carrying values of accounts receivable by $336, inventories by $602, prepaid expenses by $1,110, and property and equipment by $1,589. In valuing inventory, raw materials were valued at the estimated current replacement cost and finished goods were valued at the estimated selling price less the related cost to sell and a selling margin. The carrying value of the property and equipment was reduced to reflect an adjustment for certain assets that will be abandoned by SafeNet as well as an adjustment of the carrying value of the remaining assets to estimated current fair market value.

Adjustments to Unaudited Combined Condensed Pro Forma Statements of Operations for Cylink Merger

     (1) Adjustment to eliminate amortization expense recorded by Cylink related to amortizable intangible assets of $166 for the period from January 1, 2003 through February 5, 2003, consisting of amortization expense included in cost of revenues of $151 and other amortization of acquired intangibles assets of $15.

     (2) Adjustment to record incremental amortization expense for the period from January 1, 2003 through February 5, 2003 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization expense included in cost of revenues of $533 and other amortization of acquired intangibles assets of $323.

     (3) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 38%.

Adjustments to Unaudited Combined Condensed Pro Forma Statements of Operations for Rainbow Technologies Merger

     (4) Adjustment to eliminate amortization expense recorded by Rainbow Technologies for the year ended December 31, 2003 related primarily to capitalized software development costs, patents and product licenses and consisting of amortization expense included in cost of revenues of $1,453, included in research and development expense of $152, included in sales and marketing expense of $34 and included in general and administrative expense of $1,930.

     (5) Adjustment to record amortization expense for the year ended December 31, 2003 related to the estimated fair value of acquired identifiable intangible assets from the purchase price allocation, consisting of amortization of acquired intangibles assets included in cost of revenues of $10,750 for developed technology assets and amortization of acquired intangibles assets of $3,064 for patents, customer relationships, and customer contracts assets.

     (6) This adjustment is to record the amortization for the year ended December 31, 2003 of the unearned compensation expense related to the intrinsic value of the unvested options assumed in the acquisition.

     (7) Adjustment to record the pro forma income tax expense for the estimated tax effects of certain pro forma adjustments at a combined effective federal and state statutory income tax rate of approximately 38%.

Note 4 Items Not Adjusted

     The unaudited combined condensed pro forma financial statements do not reflect any effect of operating efficiencies, cost savings and other benefits anticipated by SafeNet’s management as a result of the merger. Additionally, certain integration costs may be recorded subsequent to the merger that, under purchase accounting, will not be treated as part of the Rainbow Technologies purchase price. These costs, estimated to range between $7,000 and $8,000, have not been reflected in these unaudited pro forma condensed statements of operations because they are not expected to have a continuing impact on the combined results.

Note 5 Unaudited Pro Forma Net Loss Per Share

     The pro forma basic and diluted loss from continuing operations per share is computed by dividing the pro forma loss from continuing operations by the pro forma basic and diluted weighted average number of shares outstanding, assuming SafeNet, Cylink and Rainbow Technologies had merged at the beginning of the earliest period presented. The pro forma weighted average basic and diluted number of shares outstanding is calculated as follows for the year ended December 31, 2003:

Basic
and
Diluted
For the year ended December 31, 2003:
Cylink’s common shares outstanding on January 1, 2003	33,209
Multiplied by	0.05

Equivalent SafeNet shares issued to Cylink shareholders	1,660
Multiplied by portion of period from January 1, 2003 to February 5, 2003	0.10

Incremental equivalent SafeNet shares issued to Cylink shareholders	159
Rainbow Technologies’ common shares outstanding on January 1, 2003	26,269
Multiplied by	0.374

Equivalent SafeNet shares issued to Rainbow shareholders	9,825
Add SafeNet weighted average common shares outstanding	11,350

Pro forma combined weighted average shares outstanding	21,334